CONSULTING SERVICE AGREEMENT

This Consulting Service Agreement (the “Agreement”) is made and entered into and effective as of 27 August 2011, by and between Francesca del Vecchio, resident in Via Fiume Giallo 324 G, 00144 Rome, Italy, hereinafter called “Consultant,” and BEESFREE, Inc., a Delaware corporation, with corporate address in 2101 Vista Parkway, Suite 4033 West Palm Beach, Florida 33411, represented by its President and CEO, Mario Sforza, hereinafter called “Company.”

WITNESSETH

WHEREAS, the Consultant has a Ph.D. in biochemistry from Cambridge University, United Kingdom;

WHEREAS, the Consultant has a University Degree in Biology from the University of Rome, Italy;

WHEREAS, the Consultant has a substantial experience and knowledge regarding biology, chemistry, botanic and biochemistry;

WHEREAS, the Consultant has authored and presented numerous technical papers on these matters;

WHEREAS, the Consultant has access to specialized laboratory facilities in Italy;

WHEREAS, the Company desires to secure the services of the Consultant regarding such expertise and desires to take advantage of the capacity of the Consultant to consult on specific subjects and formulate, prepare and analyze products in her own facilities.

NOW, THEREFORE

in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

1.           Term
This Agreement shall commence on August 27, 2011 and shall extend through October 26, 2011 (the “Term”).

2.           Services
(a)           The Consultant shall consult with the CEO of the Company, or other individuals from him designated; concerning matters relating to:
•	Botanic,
•	Biochemistry,
•	Chemistry,
•	Biology
(b)           The Consultant shall work independently on formulating and preparing samples of suitable products for providing nutrients for bees to support the mission of BeesFree, inc. She shall deliver directly to the CEO of the Company such samples;

(c)           The Consultant will work independently on formulizing and preparing samples of suitable products for providing therapeutic compounds for bees to support the mission of BeesFree, Inc. She shall deliver directly to the CEO of the Company such samples;

(d)           The Consultant shall provide all supervision, labor, equipment, materials and transportation, and shall control the means and methods of work necessary to carry out the Services herein described, in the most effective manner.

(e)           The Company shall not interfere with Consultant’s labor plans neither shall prescribe the method(s) by which Consultant will carry out her duties and the Services.

3.           Payment Terms
In view of the Services provided by the Consultant and described in Art. 2 of this Agreement, the Company shall pay the Consultant a total of USD $ 200,000 (two hundred thousands) of which:
(a)	USD $ 100,000 (one hundred) at the execution of the Agreement
(b)	USD $ 100,000 (one hundred) not later than October 31, 2011

4.           Confidentiality
Consultant acknowledges that the Company’s business is highly competitive and that the Company’s books, records and documents, the Company’s technical information concerning its products, equipment, services and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning the Company’s customers and business affiliates, all comprise confidential business information and trade secrets of the Company which are valuable, special, and unique proprietary assets of the Company.  Consultant further acknowledges that protection of the Company’s confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position.  Accordingly, Consultant hereby agrees that she will not, at any time during or after the term of this Agreement, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except for the benefit of, and on behalf of, the Company.

5.           Notices
All notices required or permitted by the terms hereof shall be sent by either (i) certified mail, return receipt requested, (ii) overnight delivery service, or (iii) facsimile, to the following addresses or fax numbers.  If sent by certified mail, the notice shall be deemed to have been received by the recipient on the third business day following the date of postmark and if sent by overnight delivery service or facsimile the notice shall be deemed to have been received by the recipient upon actual receipt.
August, 27, 2011

BEESFREE Inc.

/s/ Mario Sforza
Name: Mario Sforza
Title: President and CEO

CONSULTANT:

Francesca del Vecchio, PhD

/s/ Francesca del Vecchio
Name: Francesca del Vecchio